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                                                                    EXHIBIT 23.1

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



INDEPENDENT ACCOUNTANTS CONSENT

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated March 27, 2001 relating to the consolidated financial statements of CanArgo Energy Corporation which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                                  /s/ PRICEWATERHOUSECOOPERS LLP

                                                      PricewaterhouseCoopers LLP
                                                           Chartered Accountants

Calgary, Alberta
August 23, 2001